UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2012 rue21, inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-34536	25-1311645
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Commonwealth Drive Warrendale, Pennsylvania		15086
(Address of principal executive offices)		(Zip Code)

(724) 776-9780

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of rue21, inc. (the “Company”) approved the grant of performance share unit awards (“PSUs”) to the Company’s executive officers, to be effective and made on March 19, 2012 (the “Grant Date”), and a related form of performance share unit award agreement (the “PSU Agreement”) under the 2009 Omnibus Incentive Plan (the “Plan”).

The PSU awards are subject to performance and service-based vesting criteria. In order for the PSU awards to be earned, the Company must meet or exceed a threshold operating income goal (the “OI Goal”) for fiscal year 2012 (January 29, 2012 to February 2, 2013). If such OI Goal is met or exceeded and only after the Committee certifies achievement of the OI Goal, the earned number of PSUs, based on Company performance relative to the OI Goal, will vest ratably in equal installments on each of the first, second and third annual anniversaries of the Grant Date, subject to the grantee’s continued employment with the Company (unless otherwise provided in the Agreement). The Company has determined that the OI Goal constitutes confidential information and will disclose it in the 2013 proxy statement once the performance period has been completed. If the Company meets the threshold established in the OI Goal, the actual number of shares subject to the PSU award will depend on the Company’s level of performance relative to the OI Goal, with a maximum pay-out for each grantee of up to 200% of such grantee’s target award. Each PSU represents one share of the Company’s common stock.

Except as otherwise provided in the PSU Agreement, if a grantee ceases employment with the Company or breaches the confidentiality covenant set forth in the Agreement, the grantee will forfeit the unvested portion of such grantee’s PSU award. If, after the Committee certifies attainment of the OI Goal but before the end of the three-year vesting period, (i) a grantee’s employment terminates by reason of disability (as defined in the Plan), death or retirement (as defined in the Plan), or (ii) there is a change in control (as defined in the Plan), a grantee’s PSU award will vest in full.

PSU Awards of Certain Officers

The below chart details the target award amounts of the PSU awards to be effective and made on the Grant Date to each of the Company’s Chief Executive Officer, Chief Financial Officer and any other officer included as a “named executive officer” in the Company’s proxy statement filed on April 29, 2011 for its annual meeting held on June 10, 2011.

Target Share # for Performance Share Unit Award

Robert Fisch (Chairman, President, and Chief Executive Officer)	(1)

Keith McDonough (SVP and Chief Financial Officer)	14,000

Kim Reynolds (SVP and General Merchandise Manager)	20,000

John P. Bugnar (SVP and Director of Stores)	6,000

Mark Chrystal (SVP of Planning / Allocation)	13,000

(1)    The number of shares in Mr. Fisch’s target award will be determined by dividing $1,000,000 by the closing price of the Company’s common stock on the trading day prior to the Grant Date, rounded down to the nearest whole share.

The description set forth above is not complete and is subject to, and qualified in its entirety by, reference to the complete text of the form of PSU Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K, and the terms of which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

Exhibits

(d)	10.1 Form of Performance Share Unit Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

rue21, inc.

By:	/s/ Stacy Siegal
Stacy Siegal
Vice President and General Counsel

March 15, 2012

Exhibit 10.1

Form of Performance Share Unit Award Agreement